Exhibit 99.1

FOR IMMEDIATE RELEASE

ASPEN INSURANCE HOLDINGS LIMITED REPORTS

RECORD FIRST QUARTER NET INCOME UP 97% TO $121.9 MILLION

HAMILTON, BERMUDA, May 2, 2007 — Aspen Insurance Holdings Limited (NYSE: AHL) today reported quarterly results for the quarter ended March 31, 2007.

•	Net income of $121.9 million versus $61.8 million for the same quarter in 2006, up 97%.

•	Earnings per ordinary share of $1.27 versus $0.59 for the same period in 2006, up 115%.

•	Underwriting income in the first quarter of 2007 increased by 134% to $90.5 million compared to $38.7 million the first quarter 2006.

•	Net investment income in the first quarter of 2007 increased by 52% to $67.5 million against $44.5 million in the first quarter of 2006.

•	The combined ratio for the first quarter of 2007 was 79.4% versus 90.4% for the same quarter in 2006, a 12% improvement.

•	Book value per ordinary share at March 31, 2007 is $23.62 versus $19.40 at March 31, 2006, up 22%.

•	Annualized return on average equity for the quarter was 22.9%.

Chris O’Kane, Chief Executive Officer, said, ‘‘I am delighted to report an excellent first quarter, with all our product segments performing well and a very strong contribution from investments.  In addition we have recently announced a number of significant new appointments to our management team, including Glyn Jones as Chairman, Richard Houghton as CFO with two outstanding underwriting talents, Nathan Warde and Matt Yeldham assuming leadership roles for our insurance operations.  I look forward to working with them as we build on a terrific start to the year’’.

Earnings conference call

Aspen will hold a conference call tomorrow, May 3, 2007 at 9:30 a.m. (Eastern Time) to discuss its 2007 first quarter results. Investors may participate in the live conference call by dialing 877-860-4996 (toll-free domestic U.S.) or 973-582-2854 (international); conference ID: 8628821. Please call to register at least 10 minutes before the conference call begins. A replay of the call will be available for 10 days via telephone starting approximately two hours following the live call on May 3, 2007, and can be accessed at 877-519-4471 (toll-free domestic U.S.) or 973-341-3080 (international); digital pin: 8628821. The live call and a replay can also be heard via Aspen’s website at www.aspen.bm.

In addition, a financial supplement relating to Aspen’s financial results for the first quarter 2007 is available in the Investor Relations section of Aspen’s website at www.aspen.bm. A brief slide presentation which will be used for reference during the earnings call will also be available in the Investor Relations section of Aspen’s website.

Investor Contact: Aspen Insurance Holdings Limited
Noah Fields, Head of Investor Relations	T 441-297-9382
Tania Kerno, Head of Communications	T 44 (0) 20 7184 8855
European Press Contact: Citigate Dewe Rogerson
Sarah Gestetner	T 44 (0) 20 7282 2920
North American Press Contact: Abernathy MacGregor
Eliza Johnson	T 212-371-5999

About Aspen Insurance Holdings Limited

Aspen Insurance Holdings Limited was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and the United States and specialty insurance and reinsurance consisting mainly of marine and energy and aviation worldwide. Aspen’s operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United States: Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen Specialty Insurance Company. Aspen has four operating segments: property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance. Aspen’s principal existing founding shareholders include The Blackstone Group, Candover Partners Limited and Credit Suisse First Boston Private Equity. For more information about Aspen, please visit Aspen’s website at www.aspen.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Aspen’s earnings conference call may contain, written or oral ‘‘forward-looking statements’’ within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ ‘‘estimate,’’ ‘‘may,’’ ‘‘continue,’’ and similar expressions of a future or forward-looking nature.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: the impact that our future operating results, capital position and rating agency and other considerations have on the execution of any capital management initiatives; the impact of any capital management activities on our financial condition; the impact of acts of terrorism and related legislation and acts of war; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events such as Hurricanes Katrina, Rita and Wilma, than our underwriting, reserving or investment practices have anticipated; evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; the effectiveness of Aspen’s loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage, which may affect our decision to purchase such coverage; the reliability of, and changes in assumptions to, catastrophe pricing, accumulation and estimated loss models; loss of key personnel; a decline in our operating subsidiaries’ ratings with Standard & Poor’s, A.M. Best Company or Moody’s

Investors Service; changes in general economic conditions including inflation, foreign currency exchange rates, interest rates and other factors that could affect our investment portfolio; the number and type of insurance and reinsurance contracts that we wrote at the January 1st and other renewal periods in 2007 and the premium rates available at the time of such renewals within our targeted business lines; increased competition on the basis of pricing, capacity, coverage terms or other factors; decreased demand for Aspen’s insurance or reinsurance products and cyclical downturn of the industry; changes in governmental regulations, interpretations or tax laws in jurisdictions where Aspen conducts business; proposed and future changes to insurance laws and regulations, including with respect to U.S. state- and other government-sponsored reinsurance funds and primary insurers; Aspen or its Bermudian subsidiary becoming subject to income taxes in the United States or the United Kingdom; the effect on insurance markets, business practices and relationships of ongoing litigation, investigations and regulatory activity by the New York State Attorney General’s office and other authorities concerning contingent commission arrangements with brokers and bid solicitation activities; the total industry losses resulting from Hurricanes Katrina, Rita and Wilma and the actual number of Aspen’s insureds incurring losses from these storms; and with respect to Hurricanes Katrina, Rita and Wilma, Aspen’s continued reliance on loss reports received from cedants and loss adjustors, Aspen’s reliance on industry loss estimates and those generated by modeling techniques, the impact of these storms on Aspen’s reinsurers, any changes in Aspen’s reinsurers’ credit quality, the amount and timing of reinsurance recoverables and reimbursements actually received by Aspen from its reinsurers and the overall level of competition and the related demand and supply dynamics as contracts come up for renewal. For a more detailed description of these uncertainties and other factors, please see the ‘‘Risk Factors’’ section in Aspen’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 22, 2007. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Summary of Results – Consolidated Income Statements

(in US$ millions)	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
UNDERWRITING REVENUES
Gross written premiums	636.5	678.7
Premiums ceded	(81.4)	(226.8)
Net written premiums	555.1	451.9
Change in unearned premiums	(116.1)	(49.3)
Net earned premiums	439.0	402.6
UNDERWRITING EXPENSES
Losses and loss expenses	(225.5)	(232.4)
Acquisition expenses	(77.7)	(93.3)
General and administrative expenses	(45.3)	(38.2)
Total underwriting expenses	(348.5)	(363.9)
Underwriting income	90.5	38.7
OTHER OPERATING REVENUE
Net investment income	67.5	44.5
Interest expense	(4.2)	(3.9)
Total other operating revenue	63.3	40.6
Other expense	(7.3)	(1.9)
OPERATING INCOME BEFORE TAX	146.5	77.4
OTHER
Net realized exchange gains	5.5	1.3
Net realized investment losses	(4.8)	(1.4)
INCOME BEFORE TAX	147.2	77.3
Income taxes expense	(25.3)	(15.5)
NET INCOME AFTER TAX	121.9	61.8
Dividends paid on ordinary shares	(13.2)	(14.3)
Dividend paid on preference shares	(6.9)	(3.9)
Retained income	101.8	43.6
Components of net income (after tax)
Operating income	120.6	61.7
Net realized exchange gains (after tax)	5.5	1.3
Net realized investment losses (after tax)	(4.2)	(1.2)
NET INCOME AFTER TAX	121.9	61.8

Per Share Data

(in US$ except for number of shares)	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Basic earnings per ordinary share
Net income adjusted for preference share dividend	1.31	0.61
Operating income adjusted for preference dividend	1.29	0.61
Diluted earnings per ordinary share
Net income adjusted for preference share dividend	1.27	0.59
Operating income adjusted for preference dividend	1.26	0.59
Weighted average ordinary shares outstanding	87,819,188	95,243,750
Weighted average ordinary shares outstanding and dilutive potential ordinary shares	90,487,698	97,513,725
Book value per ordinary share	23.62	19.40
Diluted book value (treasury stock method)	22.93	18.95
Ordinary shares outstanding at end of the period	88,133,866	95,250,401
Ordinary shares outstanding and dilutive potential ordinary shares at end of the period	90,797,595	97,520,376

Consolidated Balance Sheets

(in US$ millions)	As at March 31, 2007	As at December 31, 2006
ASSETS
Investments
Fixed maturities	4,024.2	3,828.7
Other investments	316.8	156.9
Short-term investments	621.4	695.5
Total investments	4,962.4	4,681.1
Cash and cash equivalents	346.4	495.0
Reinsurance recoverables
Unpaid losses	430.9	468.3
Ceded unearned premiums	76.1	29.8
Receivables
Underwriting premiums	815.0	688.1
Other	39.5	62.2
Deferred policy acquisition costs	161.8	141.4
Derivative at fair value	26.5	33.8
Office properties and equipment	24.6	24.6
Other assets	10.9	7.6
Intangible assets	8.2	8.2
Total assets	6,902.3	6,640.1
LIABILITIES
Insurance reserves
Losses and loss adjustment expenses	2,783.3	2,820.0
Unearned premiums	1,004.8	841.3
Total insurance reserves	3,788.1	3,661.3
Payables
Reinsurance premiums	105.0	62.4
Taxation	99.7	61.8
Accrued expenses and other payables	124.7	186.2
Liabilities under derivative contracts	26.1	29.7
Total payables	355.5	340.1
Long-term debt	249.4	249.4
Total liabilities	4,393.0	4,250.8
SHAREHOLDERS’ EQUITY
Ordinary shares	0.1	0.1
Preference shares	—	—
Additional paid-in capital	1,923.5	1,921.7
Retained earnings	552.3	450.5
Accumulated other comprehensive income, net of taxes	33.4	17.0
Total shareholders’ equity	2,509.3	2,389.3
Total liabilities and shareholders’ equity	6,902.3	6,640.1

Summarized Cash Flows

(in US$ millions)	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Net cash from operating activities	128.8	64.4
Net cash used in investing activities	(250.8)	(395.2)
Net cash from / (used in) financing activities	(20.1)	10.9
Effect of exchange rate movements on cash and cash equivalents	(6.5)	0.6
Decrease in cash and cash equivalents	(148.6)	(319.3)
Cash at beginning of the period	495.0	748.3
Cash at end of the period	346.4	429.0

Non-GAAP Financial Measures

In presenting Aspen’s results, management has included and discussed certain ‘‘non-GAAP financial measures’’, as such term is defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain Aspen’s results of operations in a manner that allows for a more complete understanding of the underlying trends in Aspen’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures in accordance with Regulation G is included in the financial supplement, which can be obtained from the Investor Relations section of Aspen’s website at www.aspen.bm.

(1)    Annualized Operating Return on Average Equity (‘‘Operating ROAE’’) is a non-GAAP financial measure. Annualized Operating Return on Average Equity 1) is calculated using operating income, as defined below and 2) excludes from average equity, the average after-tax unrealized appreciation or depreciation on investments and the average after-tax unrealized foreign exchange gains or losses and the aggregate value of the liquidation preferences of our preference shares. Unrealized appreciation (depreciation) on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) on foreign exchange is the result of exchange rate movements between the U.S. dollar and the British pound. Such appreciation (depreciation) is not related to management actions or operational performance (nor is it likely to be realized). Therefore Aspen believes that excluding these unrealized appreciations (depreciations) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. Average equity is calculated as the arithmetic average on a monthly basis for the stated periods.

Aspen presents Operating ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

See page 19 of Aspen’s financial supplement for a reconciliation of operating income to net income and page 12 for a reconciliation of average equity.

(2)    Operating income is a non-GAAP financial measure. Operating income is an internal performance measure used by Aspen in the management of its operations and represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses.

Aspen excludes after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Aspen believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, Aspen believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Aspen’s results of operations in a manner similar to how management analyzes Aspen’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income. Please see above and page 19 of Aspen’s financial supplement for a reconciliation of operating income to net income. Aspen’s financial supplement can be obtained from the Investor Relations section of Aspen’s website at www.aspen.bm.

(3)    Diluted book value per ordinary share is a non-GAAP financial measure. Aspen has included diluted book value per ordinary share because it takes into account the effect of dilutive securities; therefore, Aspen believes it is a better measure of calculating shareholder returns than book value per share. Please see page 19 of Aspen’s financial supplement for a reconciliation of diluted book value per share to basic book value per share. Aspen’s financial supplement can be obtained from the Investor Relations section of Aspen’s website at www.aspen.bm.

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